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                                                                    Exhibit 4.1
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NUMBER                                                                  SHARES
 C-0      Incorporated under the laws of the State of Delaware
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                                WENTWORTH I, INC.

                    Total Authorized Issue 50,000,000 Shares

40,000,000 Share $.01 Par Value          10,000,000 Shares $.01 Par Value
       Common Stock                               Preferred Stock

                                                See Reverse for
                                                Certain Definitions

This is to certify that            SPECIMEN               is the owner of
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             Fully Paid and Non-Assessable Shares of Common Stock of
                                Wentworth I, Inc.


transferable only on the books of the Corporation by the holder thereof in person or by a duly authorized Attorney upon surrender of this Certificate properly endorsed.

Witness, the seal of the Corporation and the signatures of its duly authorized officers.

Dated


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                    Secretary                                         President